Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form F-1 (No. 333-147070) of our report dated October 22, 2007 relating to the financial statement of Global Ship Lease Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers

/s/ PricewaterhouseCoopers

Neuilly-sur-Seine, France

November 6, 2007

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers – 92200 Neuilly-sur-Seine, France